Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-113252
3.25% Redeemable Cumulative Convertible
Perpetual Preferred Stock CUSIP No. 185896305
Cleveland-Cliffs Inc
Prospectus Supplement dated October 25, 2005
to the Prospectus dated July 22, 2004
     The selling securityholders table on pages 61-65 of the prospectus, as amended, is hereby further amended to add the information regarding the following entity in the prospectus and its amount of 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock.

	NATURAL		PRINCIPAL		COMMON
	PERSON WITH		AMOUNT OF		SHARES
	VOTING OR	SHARES OF	CONVERTIBLE		OWNED PRIOR
	INVESTMENT	PREFERRED	SUBORDINATED	COMMON	TO THIS
SELLING SECURITYHOLDER	CONTROL	STOCK	DEBENTURES	SHARES	OFFERING
HFR CA Opportunity Master Trust	Paul Latronica	267	$267,000	8,633	—